Exhibit 10.1
EQUIPMENT PURCHASE AGREEMENT

THIS EQUIPMENT PURCHASE AGREEMENT, dated the 16th day of June, 2025 (this "Agreement"), is entered into by and among STINGRAY PRESSURE PUMPING LLC, a Delaware limited liability company (“Stingray”), and MAMMOTH EQUIPMENT LEASING LLC, a Delaware limited liability company (“MEL,” and together with Stingray, the "Sellers"), and MGB MANUFACTURING, LLC, a Texas limited liability company ("Buyer," and together with Seller, the "Parties," and each, a "Party").

WHEREAS, Buyer desires to purchase from Sellers, and Sellers desires to sell to Buyer, the Equipment (as hereinafter defined), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Sale of Equipment. At the Closing (as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement, Sellers shall sell to Buyer and Buyer shall purchase from Sellers the equipment, supporting equipment and inventory associated with Stingray’s pressure pumping business described on Exhibit A-1 attached hereto (the “Stingray Equipment”), and with MEL’s pressure pumping business described on Exhibit A-2 attached hereto (the “MEL Equipment”, and together with the Stingray Equipment, the "Equipment"), and, in consideration of the Equipment, Buyer shall pay to Sellers the Purchase Price (as hereinafter defined) (the "Sale Transaction"). Stingray shall execute and deliver a bill of sale in favor of Buyer in the form attached hereto as Exhibit B-1 to effect the sale of the Stingray Equipment (the "Stingray Bill of Sale"), and MEL shall execute and deliver a bill of sale in favor of Buyer in the form attached hereto as Exhibit B-2 to effect the sale of the MEL Equipment (the “MEL Bill of Sale”).
2.Purchase Price. Buyer shall pay to Sellers the total amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) (the “Purchase Price”), for the Equipment, with EIGHT MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($8,400,000.00) allocated to the Stingray Equipment, and SIX MILLION SIX HUNDRED THOUSAND AND 00/100 DOLLARS allocated to the MEL Equipment. Buyer shall pay the Purchase Price by wire transfer to Sellers of immediately available funds in accordance with the wire transfer instructions set forth in Exhibit C.
3.Closing. The closing of the Sale Transaction (the "Closing") shall be in person, by mail, or by electronic transmission (with originals to be provided promptly thereafter), on the date of this Agreement, or as otherwise agreed by the Parties (the "Closing Date").
4.Possession of Equipment; Risk of Loss; Delivery of Titles.

(a)    Buyer shall have ninety (90) days from the Closing Date (“Removal Period”) to remove all of the Equipment from its current locations. Sellers shall not charge any storage costs to Buyer during the Removal Period.
(b)    At all times during the Removal Period, the entire risk of loss or damage to the Equipment by fire or other casualty is and shall be borne and assumed by Buyer and Sellers shall not have any responsibility whatsoever.
(c)    Sellers shall deliver all titles to the Equipment subject to a certificate of title in its possession to Buyer on the Closing Date and have thirty (30) days from the Closing Date to deliver to Buyer the remaining titles to the Equipment subject to a certificate of title.
5.Seller and Buyer Representations and Warranties.
(a)Stingray is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the power and authority to enter into this Agreement and the Stingray Bill of Sale, and to perform the transactions contemplated hereby and thereby.
(b)MEL is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the power and authority to enter into this Agreement and the MEL Bill of Sale, and to perform the transactions contemplated hereby and thereby.
(c)Stingray is the sole owner of the Stingray Equipment and has good and valid title to the Stingray Equipment, free and clear of all liens, security interests, or other encumbrances.
(d)MEL is the sole owner of the MEL Equipment and has good and valid title to the Stingray Equipment, free and clear of all liens, security interests, or other encumbrances.
(e)Buyer is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Texas and has the power and authority to enter into this Agreement, the Stingray Bill of Sale and the MEL Bill of Sale, and to perform the transactions contemplated hereby and thereby.
(f)Buyer has to Buyer's satisfaction inspected the Equipment and reviewed all Equipment-related records requested from Sellers by Buyer (and as to the condition of the Equipment is relying solely on such inspection and due diligence), has consulted as it considers appropriate with its advisors, and has reached its own independent evaluation of the Sale Transaction. Prior to Closing, Sellers shall notify Buyer of any damage to any of the Equipment following Buyer’s inspection and will repair or replace any such Equipment prior to Closing. In entering into this Agreement and closing the Sale Transaction, Buyer is relying only on such independent evaluation and has not relied on any representation or warranty of Sellers other than any representation or warranty expressly made in this Agreement.
6.Seller and Buyer Closing Conditions.
(a)Sellers’ obligation to sell the Equipment to Buyer under this Agreement shall be conditioned by the following: (i) Buyer's representations and warranties contained herein shall be true in all material respects on the Closing Date; (ii) following the execution hereof, there shall have been no change in applicable law on or before the Closing Date that would, in Sellers’ reasonable judgment, make it illegal for Sellers to fulfill Sellers’ obligations under this Agreement; (iii) there shall have been no litigation or other proceeding commenced or threatened that would materially impair the ability of the Party affected or the Parties to carry out the transactions contemplated hereby; (iv) Buyer shall have executed and delivered any other documents reasonably requested by Sellers on or before the Closing Date to effect the Closing; and (v) Buyer shall have paid the Purchase Price.
(b)Buyer's obligation to buy the Equipment from Sellers under this Agreement shall be conditioned by the following: (i) Sellers’ representations and warranties contained herein shall be true in all material respects]on the Closing Date; (ii) following the execution hereof, there shall have been no change in applicable law on or before the Closing Date that would, in Buyer's reasonable judgment, make it illegal for Buyer to fulfill Buyer's obligations under this Agreement; (iii) there shall have been no litigation or other proceeding commenced or threatened that would materially impair the ability of the Party affected or the Parties to carry out the transactions contemplated hereby; and (iv) Sellers shall have executed and delivered any other documents, including all titles to the Equipment, reasonably requested by Buyer on or before the Closing Date, or a date mutually agreed by the Parties, to effect the Closing.
7.SELLERS’ DISCLAIMER. THE EQUIPMENT IS PURCHASED BY BUYER "AS IS, WHERE IS" AND WITH ALL FAULTS. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN SECTION 5 HEREOF AND WITHOUT LIMITING THE GENERALITY OF THE DISCLAIMER SET OUT IN THE FIRST SENTENCE OF THIS SECTION 7, SELLERS MAKE NO AND HEREBY DISCLAIM ANY REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE EQUIPMENT, INCLUDING ANY (a) WARRANTY OF MERCHANTABILITY; (b) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (c) WARRANTY AS TO THE EQUIPMENT'S QUALITY OF MATERIALS OR WORKMANSHIP OR FREEDOM FROM DEFECTS, LATENT OR OTHERWISE; OR (d) WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY, WHETHER EXPRESSED OR IMPLIED BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE. SELLERS SHALL HAVE NO LIABILITY TO BUYER RELATING TO THE CONDITION OF THE EQUIPMENT AND BUYER SHALL BEAR ALL SUCH RISK.

8.Expenses. Except as otherwise provided in this Agreement, each Party shall be solely responsible for paying any expenses incurred by such Party for the drafting, negotiation, and performance of this Agreement, the Stingray Bill of Sale, the MEL Bill of Sale and any other documents or instruments executed by the Parties to effect the Closing and carry out the Sale Transaction, including without limitation attorneys' fees.
9.Taxes. Buyer shall be solely responsible for paying any and all sales, use, transfer, or other taxes, fees, duties, or other charges imposed by any governmental authority in connection with this Agreement, the Stingray Bill of Sale, the MEL Bill of Sale and any other documents or instruments executed by the Parties to effect the Closing and carry out the Sale Transaction.
10.Seller and Buyer Indemnities.
(a)Sellers shall indemnify Buyer against and hold Buyer harmless from any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, other fees, and the costs of enforcing any right to indemnification under this Agreement and pursuing any insurance providers (collectively, "Losses"), that are incurred by Buyer and result solely from (i) the failure of any representation or warranty of Sellers contained herein to be true in all material respects; (ii) the failure by Sellers to comply with applicable law; or (iii) any grossly negligent or culpable act or omission of Sellers (including any reckless or willful misconduct) in connection with the Sale Transaction.
(b)Buyer shall indemnify Sellers against and hold Sellers harmless from any and all Losses that are incurred by Sellers and result solely from (i) the failure of any representation or warranty of Buyer contained herein to be true in all material respects; (ii) the failure by Buyer to comply with applicable law; or (iii) any grossly negligent or culpable act or omission of Buyer (including any reckless or willful misconduct) in connection with the Sale Transaction.
(c)Payments by either Party under this Section 10 in respect of any Losses (i) are limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds actually received by the indemnified Party in respect of such Losses, less any related costs and expenses, and any tax benefit actually realized by the indemnified Party as a result of such Losses; and (ii) must be increased by an amount equal to any tax imposed on the receipt of such indemnity payment.
(d)A Party intending to make a request for indemnification from the other Party under this Section 10 shall give the indemnifying Party prompt written notice of the Losses which are the basis for such request and provide such information and documentation relating to any Losses as the indemnifying Party may reasonably request. The indemnified Party's failure to provide such notice shall not relieve the indemnifying Party of any liability under this Section 10 except to the extent that the indemnifying Party is actually prejudiced by such failure. The Parties shall use reasonable efforts to cooperate in mitigating any Losses. The indemnifying Party may at its own expense participate in or assume the defense of any action or proceeding relating to a claim brought by a third party. Neither the indemnified nor the indemnifying Party may settle or compromise any claim for which the indemnified Party is seeking indemnification under this Section 10 without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed.
11.Confidentiality. The terms and conditions of this Agreement and the transactions contemplated hereby and all non-public, confidential, or proprietary information of Sellers and Buyer, including, but not limited to, documents, data, or business operations, disclosed by a Party to the other Party, whether disclosed orally or disclosed or accessed in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as "confidential," in connection with this Agreement are confidential, solely for the purpose of this Agreement and the transactions contemplated hereby, and may not be disclosed or copied unless authorized by the other Party in writing. Upon a Party's request, the other Party shall promptly return all documents and other materials that such Party received from the requesting Party, however, the receiving Party may retain one (1) archival copy solely for legal or compliance purposes, subject to the continuing obligations of confidentiality under this Section. The Parties shall be entitled to injunctive relief for any violation of this Section 11. This Section shall not apply to information that is: (a) in the public domain; (b) known to the receiving Party at the time of disclosure; or (c) rightfully obtained by the receiving Party on a non-confidential basis from a third party. Notwithstanding the foregoing, the Parties may make such disclosures as are required by law, regulation, legal process, or governmental request (provided that, to the extent legally permissible, the disclosing Party is given prompt notice to allow it to seek a protective order or other appropriate remedy) and "need to know" disclosures by a Party to such Party's employees, representatives, or agents that are bound to confidentiality obligations no less restrictive than those contained herein.
12.Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments, and appendices, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.
13.Survival. Subject to the limitations and other provisions of this Agreement, Section 10 and Section 11 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive the Closing, shall survive the Closing.
14.Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement must be in writing and addressed to the Parties at their respective address set forth below (or to such other address as the Parties may designate from time to time in accordance with this Section 14). Unless otherwise agreed herein, all notices must be delivered by personal delivery, nationally recognized overnight courier, or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the notice has complied with the requirements of this Section.

Notice to Sellers:	14201 Caliber Drive, Suite 300 Oklahoma City, Oklahoma 73134 Attention: Mark Layton

Notice to Buyer:	14902 Interstate Highway 20 Cisco, Texas 76437
Attention: Legal Department
15.Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to reflect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
16.Amendments. No amendment to or modification of or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by an authorized representative of each Party.
17.Waiver. No waiver by either Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
18.Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties, or otherwise.
19.Assignment. Neither Party shall assign, transfer, delegate, or subcontract any of such Party's rights or obligations under this Agreement without the prior written consent of the other Party. Any purported assignment, transfer, delegation, or subcontract in violation of this Section 19 shall be null and void.
20.Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

21.No Third-Party Beneficiaries. This Agreement benefits solely the Parties and their respective permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other individual or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

22.Choice of Law. This Agreement and all related documents, including all exhibits, schedules, attachments, and appendices attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Texas, United States of America (including its statutes of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Texas.
23.Choice of Forum. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments, and appendices attached to this Agreement, and all contemplated transactions, including contract, equity, tort, fraud, and statutory claims, in any forum other than the U.S. District Courts in the State of Texas or, if such court does not have subject matter jurisdiction, the state courts in the State of Texas, and any appellate court from any thereof. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in the U.S. District Courts in the State of Texas or, if such court does not have subject matter jurisdiction, the state courts in the State of Texas. Each Party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
24.WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS, SCHEDULES, ATTACHMENTS, AND APPENDICES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, ATTACHMENTS, OR APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
25.Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

26.Relationship of the Parties. Nothing contained in this Agreement shall be construed as creating any agency, partnership, franchise, business opportunity, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.
27.Further Assurances. Each Party shall, and shall cause its affiliates to, from time to time at the other Party's request without any additional consideration, furnish the other Party such further information or assurances; execute and deliver such additional documents and instruments; and take such other actions and do such other things, as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS: STINGRAY PRESSURE PUMPING LLC, a Delaware limited liability company

By: /s/ Mark Layton
Name: Mark Layton
Title: Chief Financial Officer

MAMMOTH EQUIPMENT LEASING LLC, a Delaware limited liability company

By: /s/ Mark Layton
Name: Mark Layton
Title: Chief Financial Officer

BUYER:

MGB MANUFACTURING, LLC, a Texas limited liability company

By: /s/ Sergei Krylov
Name: Sergei Krylov
Title: CFO